UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 12, 2025, Vireo Growth Inc. (“Vireo” or the “Company”) entered into the Second Amendment to Merger Agreement (the “Second Amendment” with Vireo WH Merger Sub Inc. (“Merger Sub”) and WholesomeCo, Inc. (“Wholesome”), which amended the Agreement and Plan of Merger, by and among the Company, Merger Sub, Wholesome, and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as representative, agent and attorney-in-fact of the Wholesome stockholders) (“Representative”), dated December 18, 2024 (as amended by the First Amendment to Merger Agreement dated March 17, 2025 and the Second Amendment, the “Merger Agreement”). Capitalized terms used herein without a definition have the meanings given to such terms in the Merger Agreement.

The Second Amendment amended the definitions of (i) “Closing Indebtedness” and “Closing Working Capital” in the Merger Agreement to provide that the calculations of such amounts will be determined as of December 31, 2024 rather than the Closing Date (as defined below), (ii) “280E Tax Reserve Shortfall and “Arches Cash Surplus” in the Merger Agreement to provide that such amounts will be $0.00, and (iii) “Post-Closing Debt” in the Merger Agreement to clarify that such debt will (a) not take into account any post-Closing refinancing of Closing Indebtedness, or any debt incurred by Wholesome or its subsidiaries in connection with a potential purchase after the Closing (the “Higley Road Purchase”) of the real property leased pursuant to that certain Agreement of Lease dated as of February 1, 2023, as amended by the First Amendment to Lease Agreement dated May 12, 2025, by and between Wholesome AG, LLC, a wholly-owned subsidiary of Wholesome, and 6800 N. Higley Road, LLC (the “Higley Road Lease”), and (b) be determined as of December 31, 2024 rather than the Closing Date.

The Second Amendment also amended the Merger Agreement to clarify that certain increases in Wholesome’s EBITDA due to any elimination in rent payments to be made under the Higley Road Lease in the event that the Higley Road Purchase is consummated after the Closing will not be taken into account for the purposes of the EBITDA calculations used to determine the Total Merger Consideration under the Merger Agreement.

Certain additional amendments were also made to the Merger Agreement to (i) clarify the amount of base and bonus compensation paid to a certain officer of Wholesome that will be deducted from Wholesome’s EBITDA calculations for purposes of determining the Total Merger Consideration under the Merger Agreement, and (ii) allow Wholesome to align the timing of the repayment by Wholesome of certain related party loans with Wholesome’s overall post-Closing debt refinancing activities.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously announced, on December 18, 2024, Vireo, Merger Sub, Wholesome, and Representative entered into the Merger Agreement. On May 12, 2025 (the “Closing Date”), Vireo completed its previously announced acquisition of Wholesome pursuant to a merger whereby Merger Sub merged with and into Wholesome (the “Merger”). Capitalized terms used herein without a definition have the meanings given to such terms in the Merger Agreement.

In connection with the Merger, Wholesome became a wholly owned subsidiary of Vireo. Pursuant to the Merger Agreement, on the Closing Date, Vireo issued 120,806,952 (the “Closing Share Payment”) of Vireo’s subordinate voting shares (the “Parent Shares”). The number of Parent Shares issued as the Closing Share Payment was equal to the amount of the Estimated Closing Merger Consideration divided by US$0.52, less 13,423,034 Parent Shares (representing 10% of the aggregate number of Parent Shares issued as part of the Estimated Closing Merger Consideration), which were delivered to Odyssey Trust Company in its capacity as escrow agent. The Parent Shares issued pursuant to the Merger Agreement are subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration, and the Wholesome stockholders are also eligible to receive additional Parent Shares pursuant to certain earn-out payments as described in the Merger Agreement and summarized below.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a Schedule DEFM 14C information statement was prepared by the Company and filed with the SEC and mailed to the shareholders of the Company on March 21, 2025 relating to the Merger (the “Information Statement”).

The consideration paid to acquire Wholesome was based in part on the product of an Acquisition Multiple of 4.175% multiplied by the Closing EBITDA of $16,000,000 and a US$0.52 share reference price for the Parent Shares. For more information on the calculation of the Closing Merger Consideration and the Total Merger Consideration, please see the disclosures regarding the Merger in the Information Statement. The Company included in the Closing Merger Consideration calculation an amount equal to US$11,860,800 (the “Arches Value Amount”), which Arches Value Amount is intended to represent the value of the issued and outstanding equity interests in Arches IP, Inc. (“Arches”) owned by Wholesome.

Subject to the terms and conditions of the Merger Agreement, former Wholesome stockholders are entitled to earn-out payments based on the performance of Arches, based on the greater of US$37.5 million or 5x certain revenue percentages of Arches minus $4,000,000, with such revenue percentage amounts measured at the higher of trailing-twelve-month or nine-month annualized amounts as of December 31, 2026, paid out using a share price for the Parent Shares at the higher of US$1.05 or 20-day volume weighted average price (“VWAP”) ending immediately prior to December 31, 2026, which as of the Closing Date represent approximately 84.72% of the issued and outstanding equity securities of Arches.

Pursuant to the Merger Agreement, former stockholders of Wholesome may also receive additional Parent Shares pursuant to earn-out payments based on Wholesome’s Adjusted EBITDA growth compared to Wholesome’s Closing EBITDA (at a 4x multiple), adjusted for incremental debt and certain other matters, and paid out using a share price for the Parent Shares of the higher of US$1.05 or the 20-day VWAP as of immediately prior to December 31, 2026. EBITDA growth is defined as the increase between Closing EBITDA and the higher of 2026 Adjusted EBITDA or trailing nine-month annualized Adjusted EBITDA as of December 31, 2026.

In no event shall the number of earn-out shares issued under the Merger Agreement, in the aggregate, exceed the Closing Share Payment.

The Merger Agreement provides for the clawback of up to 50% of the Parent Shares issued as Actual Closing Merger Consideration (excluding the Parent Shares issued as consideration for the Arches Value Amount), if (a) 2026 Adjusted EBITDA is less than 96.5% of the Closing EBITDA (the amount of such shortfall, the “EBITDA Deficiency”), and (b) retail revenue Market Share or EBITDA Margin for 2026 is less than the corresponding figures for 2024 and (c) the Company’s 20-day VWAP as of immediately prior to December 31, 2026 is greater than US$1.05 per share. The amount of shares subject to a clawback would be equal to the Acquisition Multiple multiplied by the EBITDA Deficiency, adjusted for incremental debt and certain other matters, divided by US$0.52 per share.

Pursuant to the Merger Agreement, the stockholders of Wholesome entered into lock-up agreements with the Company providing that each such person, for a period of up to 33 months, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of, or enter into certain arrangements that transfer any of the economic consequences of the ownership of, the Parent Shares issued pursuant to the Merger without the prior written consent of the Company. The lock-up agreements provide that the Parent Shares acquired by the stockholders of Wholesome pursuant to the Merger Agreement as Total Merger Consideration shares are subject to a lock-up release schedule of 7.5% 12-months after the Closing Date, 10% at each of 18-months and 21-months after the Closing Date, 17.5% 24-months after the Closing Date, 15% 27-months after the Closing Date and 20% at each of 30-months and 33-months after the Closing Date. In addition, all such Parent Shares held by such persons are subject to lock-up during the 6-month period ending December 31, 2026. In addition, any Parent Shares issued in connection with the earn-out payments described above will be subject to lock-up periods following the issuance of such earnout shares, with a 20% release per quarter ending at 15 months post-issuance.

The Parent Shares issued and to be issued by the Company to the stockholders of Wholesome pursuant to the Merger Agreement were and will be issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereunder, as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide shareholders with information regarding its terms and conditions, and is not intended to provide any factual information about the Company or Wholesome. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Wholesome. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 3.01	Unregistered Sales of Equity Securities

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the Parent Shares issued and to be issued in connection with the Merger is incorporated herein by reference, to the extent required herein. The securities were and will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

As previously disclosed by the Company, each of John Mazarakis and Tyson Macdonald, the Company’s Chief Executive Officer and Chief Financial Officer, respectfully, are entitled to certain restricted stock unit (“RSU”) awards as detailed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2024 and in the Company’s Definitive Information Statement filed with the SEC on Schedule 14C on March 21, 2025. The Company granted such RSU awards on May 9, 2025 as discussed in Item 5.02 below. The RSUs were issued in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Mr. Mazarakis’ appointment as Co-Executive Chairman and Chief Executive Officer of the Company, the Company issued to Mr. Mazarakis 19,000,000 RSUs settled in Parent Shares (the “Time-Vested RSUs”). The Time-Vested RSUs will become 30% vested upon the first anniversary of December 17, 2024 (the “Mazarakis Effective Date”). An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the Mazarakis Effective Date and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Mazarakis Effective Date and during the term of the agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause (as defined in his employment agreement), upon a resignation by Mr. Mazarakis for Good Reason (as defined in his employment agreement), upon Mr. Mazarakis’ death or Disability (as defined in his employment agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in his employment agreement). The foregoing description of Mr. Mazarakis’ Time-Vested RSUs is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Time-Vested RSU award agreement for Mr. Mazarakis, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company also issued to Mr. Mazarakis 19,000,000 Restricted Stock Units settled in Parent Shares (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, adjusted EBITDA (“AEBITDA”) exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Mazarakis for Good Reason, upon Mr. Mazarakis’ death or Disability or upon the consummation of a transaction constituting a Change in Control. The foregoing description of Mr. Mazarakis’ Performance-Vested RSUs is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance-Vested RSU award agreement for Mr. Mazarakis, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with Mr. Macdonald’s appointment as Chief Financial Officer of the Company, the Company issued to Mr. Macdonald 9,500,000 Restricted Stock Units settled in Parent Shares (the “Time-Vested RSUs”). The Time-Vested RSUs will become 30% vested upon the first anniversary of December 17, 2024 (the “Macdonald Effective Date”). An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the Macdonald Effective Date and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Macdonald Effective Date and during the term of the Agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that the Mr. Macdonald is terminated by the Company for any reason other than for Cause (as defined in his employment agreement), upon a resignation by Mr. Macdonald for Good Reason (as defined in this employment agreement), upon Mr. Macdonald’s death or Disability (as defined in the his employment agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in his employment agreement). The foregoing description of Mr. Macdonald’s Time-Vested RSUs is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Time-Vested RSU award agreement for Mr. Macdonald, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

The Company also issued to Mr. Macdonald 9,500,000 Restricted Stock Units settled in Parent Shares (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested during the term of Mr. Macdonald’s employment with the Company as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, AEBITDA exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Macdonald is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Macdonald for Good Reason, upon Mr. Macdonald’s death or Disability or upon the consummation of a transaction constituting a Change in Control. The foregoing description of Mr. Macdonald’s Performance-Vested RSUs is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance-Vested RSU award agreement for Mr. Macdonald, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Each RSU represents a contingent right to receive one Parent Share.

Item 7.01	Regulation FD Disclosure

On May 12, 2025, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The information required by Item 9.01(a) of this report, including the consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended for WholesomeCo, Inc., is incorporated by reference from the Company’s definitive information statement on Schedule DEFM 14C filed with the SEC on March 21, 2025, which audited consolidated financial statements were included in such filing beginning on page B-21 thereof.

(b)	Pro Forma Financial Information

The information required by Item 9.01(b) of this report, including the unaudited pro forma condensed combined financial statements of the Company and WholesomeCo, Inc. adjusted to give effect to the Merger and related transactions is incorporated by reference from the Company’s definitive information statement on Schedule DEFM 14C filed with the SEC on March 21, 2025, which pro forma financial statements and related notes thereto were included in such filing under the heading “Unaudited Pro Forma Condensed Combined Financial Information.”

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2024, by and among Vireo WH Merger Sub Inc., Vireo Growth Inc., WholesomeCo, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024)
2.2	First Amendment to Merger Agreement, dated as of March 17, 2025, by and among Vireo WH Merger Sub Inc., Vireo Growth Inc. and WholesomeCo, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2025)
2.3	Second Amendment to Merger Agreement, dated as of May 12, 2025, by and among Vireo WH Merger Sub Inc., Vireo Growth Inc. and WholesomeCo, Inc.
10.1	Restricted Stock Unit Agreement (Time Vesting) for John Mazarakis dated May 9, 2025
10.2	Restricted Stock Unit Agreement (Performance Vesting) for John Mazarakis dated May 9, 2025
10.3	Restricted Stock Unit Agreement (Time Vesting) for Tyson Macdonald dated May 9, 2025
10.4	Restricted Stock Unit Agreement (Performance Vesting) for Tyson Macdonald dated May 9, 2025
23.1	Consent of Tanner LLC, independent audit firm to WholesomeCo, Inc.
99.1	Press Release, dated as of May 12, 2025*
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: May 12, 2025